Exhibit (h) (3) (xiii)
FORM OF SCHEDULE A
TO THE EXPENSE LIMITATION AGREEMENT FOR
SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST
(OTHER THAN CERTAIN SERIES SUB-ADVISED BY AGI SOLUTIONS)
Revised as of October 3, 2012
New Funds

	Expense Limitation	Recoupment Period
Fund Name	Expiration Date	Expiration Date
Allianz AGIC Convertible Fund**	3/31/13	11/30/16
Allianz AGIC Focused Opportunity Fund**	3/31/13	11/30/16
Allianz AGIC Global Managed Volatility Fund	3/31/13	11/30/16
Allianz AGIC High Yield Bond Fund**	3/31/13	11/30/16
Allianz AGIC Micro Cap Fund**	3/31/13	11/30/16
Allianz AGIC Structured Alpha Fund	12/31/13	11/30/17
Allianz AGIC Ultra Micro Cap Fund**	3/31/13	11/30/16
Allianz AGIC U.S. Emerging Growth Fund**	3/31/13	11/30/16
Allianz AGIC U.S. Equity Hedged Fund	12/31/13	11/30/17
Allianz F&T Behavioral Advantage Large Cap Fund	3/31/13	11/30/16
Allianz Global Investors Solutions Global Allocation Fund**	3/31/13	11/30/16
Allianz Global Investors Solutions Global Growth Allocation Fund	3/31/13	11/30/16
Allianz NFJ Emerging Markets Value Fund	12/31/13	11/30/17
Allianz NFJ Global Dividend Value Fund	3/31/13	11/30/16
Allianz NFJ International Small-Cap Value Fund	3/31/14	11/30/17
Allianz NFJ International Value II Fund	3/31/13	11/30/16
Allianz RCM China Equity Fund	3/31/13	11/30/16
Allianz RCM Disciplined Equity Fund	3/31/13	11/30/16
Allianz RCM Global Water Fund*	3/31/13	11/30/16
Allianz RCM International Small-Cap Fund**	3/31/13	11/30/16
Allianz RCM Redwood Fund	3/31/13	11/30/16
Allianz RCM Short Duration High Income Fund	12/31/13	11/30/17

*	No expense limitation applied to the Allianz RCM Global Water Fund from 12/1/08 through 3/31/10.
[Schedule A to Expense Limitation Agreement]

**	The waiver period under this Agreement commences as of April 1, 2011 for the noted Funds. Prior to that, the noted New Funds were subject to the terms of separate Expense Limitation Agreements dated April 20, 2009 (for Allianz Global Investors Global Allocation Fund) and March 31, 2010 (for the other noted New Funds). The amount of any recoupment of fees under such prior agreement with respect to a given year shall be deemed to reduce the amount of recoupment payable to the Manager under this Agreement with respect to such year.
[Signature page follows.]
[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:
Name:	Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:	Brian S. Shlissel
Title:	Managing Director
[Schedule A to Expense Limitation Agreement — Signature Page]